Exhibit 99.1

Amro Albanna (00:04):

Welcome everybody. Just as always, I'm gonna wait a few seconds here to see to just let to wait on people joining. I am looking at the attendees list, and we're just gonna wait a few more seconds as we see people coming in to make sure that we don't miss out on recording the full session. [00:00:30] All right. Just more attendees are joining, and maybe with that we can, we can get started. Welcome everybody. Saundra, how are you?

Saundra Pelletier (00:42):

I'm great. Thank you for having me. I'm actually very happy to be here today with you.

Amro Albanna (00:46):

Thank you. Thanks, thanks, Saundra. So, look it really is important for us, as we discussed, as far as, you know, these weekly updates to make sure that our stakeholders collectively, they do [00:01:00] understand where we are what we're trying to address, and most importantly, why we're doing this. And while you and I speak, I don't know, twice a day, three, four times, sometimes a day obviously the, you know, you know, especially people on the outside don't see those dynamics, and it's really important for us to be, you know, to, to really communicate what's going on so they understand that this is not just a you know, a a a process of documentation and [00:01:30] m and a. This is a lot more of a partnership that we're trying to get done, and we're trying to get it done for a good reason. So, with that said, I know everybody knows Saundra, but maybe just for, you know for, for whoever who doesn't, maybe you can do a quick intro and we'll take it from there.

Saundra Pelletier (01:45):

Yeah. Great. Thank you, Amro. So, I'm Saundra Pelletier. I am the CEO of Evofem Biosciences. And our alignment with aditXt really is critical because aditXt has identified the need to partner to [00:02:00] really help rise women's health. And women are half the population, and our company has two FDA approved products that are innovative and absolutely unique. And the first is Phexxi. As you see, I'm wearing my Phexxi shirt. It is the first and the only FDA approved birth control that women use on demand only when they need it, never when they don't. I say that statement specifically because right now, when women [00:02:30] are given hormonal birth control, synthetic birth control, they have to take a product every single day of every week of every month for years. And women don't have sex every day. So if women are having side effects, which many women do, having something they use only when they need it, is game changing for the quality of life of women.

Saundra Pelletier (02:50):

So that's Phexxi. Also, with the help of aditXt, we were able to acquire our second FDA approved product called, Solosec. [00:03:00] Solosec treats bacterial vaginosis and trichomoniasis, pervasive infections. It is the same call point. Our reps call on OBGYNs to talk about Phexxi and Solosec, but here's what makes Solosec better. Before Solosec or without Solosec, women were asked to take a product twice a day for seven to 14 days. Solosec is a silver bullet. It's one and done. You go in and you have discharge and odor and vaginal pain, [00:03:30] and you're given one sachet. You mix it in applesauce, pudding and or yogurt, and you take it one time, you are done. The dosing regimen is superior. So we have two very unique, wonderful products, and the partnership with aditXt has allowed us to keep offering solutions for women and which offers solutions for investors. So that was a long answer, Amro, I'm sorry. But yeah, <laugh> great.

Amro Albanna (03:57):

I mean, you know, I'm a big fan of, I'm a big fan. I'm [00:04:00] a big fan. Saundra, you can articulate women's health and <inaudible> better than anyone. So look, and it is mutual. It really, this is, this has been a two-way street, two-way partnership. And look, while we are a young company, aditXt, right? We are a young company and we all understand, you know, the nature of, of being an early stage, that this is something where we believe in as far as women's health, starting with Adimune, we have the autoimmune program, which [00:04:30] we'll talk about at the end of the program. And as far as our plan for an update, we have Pearsanta with early diagnostics, starting with cancer and endometriosis speaking women's health. And we are working on establishing women's health through the acquisition and the transaction we currently have.

Amro Albanna (04:46):

And with that said, look, we, we continue myself Saundra, our team, we continue to push forward to, you know, targeting, to close the acquisition by September. And [00:05:00] that is still our commitment. That has not changed, knowing that we do have certain conditions we have to address, right? We do. And that's why it's, it's, it has taken a long time and we must address these conditions, but the fact that we're still here and we're still pushing forward, obviously we both believe in, in, in the partnership and what it can do beyond September and beyond the acquisition. So, before I go further, please just remember that we really encourage [00:05:30] questions Q and A. You have at the bottom of the screen a way to ask questions. And whether it's for me or Saundra, please go ahead and ask questions as we go. You don't have to wait until the end of the session.

Amro Albanna (05:41):

You can ask as we, as we do this live. So that's, that's a little bit of the background and what we've been working on. So, Saundra, what was your, you know, you know, women's health and we chatted a little bit before as far as the direction, and you wanted to make sure that Evofem is not a single product [00:06:00] company for obvious reasons. Number one you know, there are all types of needs when it comes to women's health. It's not just you know, it's not just what Evofem provides. You mentioned Solosec, and we talked about monitoring, prevention, and treatment. So, with Phexxi, it addresses the, at least it really is a product that fits in prevention with Solosec, it fits in treatment. And we discussed endometriosis, and I see Chris on the line here from Pearsanta. [00:06:30] And not to put you on the spot, why don't you talk a little bit about endometriosis and if it becomes a service as part of Evofem, what would that do for Evofem as a as you know, a company providing a monitoring and a diagnostic service and the market in general?

Saundra Pelletier (06:48):

Yeah, so the one thing that I want everybody, all the partners, constituents, investors to hear is that even though Evofem is also small, we really have [00:07:00] been categorized by doctors, by nurses, by nurse practitioners and midwives as the company that does the tough things, right? Bringing some of these products to market or resurrecting a product like Solosec. So the idea that we are gonna have something for endometriosis, you have to remember that infertility is pervasive. Young women are paralyzed with fear about IVF, you know, not just about the financial aspect of it, [00:07:30] but the emotional aspect of it. And endometriosis is one of the main causes of infertility. So if we have a way for detection, it is going to be so valuable, one for the credibility of our offerings, two for the mission that all of our organizations wanna deliver on. And the idea that we want to be innovative, right?

Saundra Pelletier (07:52):

You don't wanna wait until it's too late, right? You wanna be able to, you solve problems for women when detection is early. So endometriosis [00:08:00] is something that is, when you do market research with women, what you see is the pain that they have, the fear that they have, the lack of information and education and offices really want help and solutions. So, so one endometriosis is huge. The other great thing though is that this exact same technology will be able to be developed over time for ovarian cancer. Ovarian cancer is the silent killer of women, [00:08:30] period. And everyone that I talk to, the idea that we are continuing to innovate, and that to your point, right, we will have something for all of these stages of clinical solutions for women. The partnership with Pearsanta is just gonna make our offering more robust, but not just because we want another product.

Saundra Pelletier (08:55):

The one thing that I think Amro you and I agree upon is that [00:09:00] just having anything is not enough. We want to be differentiated as a company that has value, that continues to have credibility by solutions that are better, period. So that's what, that's what this Pearsanta technology has. So, and we've done a lot of research, by the way, I've been in women's health my whole life. I'm really 250 years old. I just live in California, so I get a lot of facials, <laugh>, but I'm telling you this, that it is real. We're very exciting. The other point is, is we already have the footprint, [00:09:30] right? That's the one thing that we love about you and Chris at Pearsanta, is that we built the footprint, which by the way, is not inexpensive, okay? And we got a lot of judgment from investors. Why don't you outsource?

Saundra Pelletier (09:43):

Why don't you use the contract sales force? Well, I can tell you that you need to inspect what you expect. Contract sales forces are the B team. They're not the A team. We needed the A team to deliver, to really deliver value for women [00:10:00] and investors. That's why we invested in it. I will never regret that decision. But yes, more products is better. And the final thing I wanna say is when you have a sales team that has launched Phexxi almost three years ago, then we had Solosec, right? This year, by the time we get ready for endometriosis, the Salesforce is gonna be ready for new conversations. So we're very excited about this because it, it makes so much sense. So I'm telling,

Amro Albanna (10:28):

Yeah, and that's, and that is an important point. 'cause [00:10:30] Look, I mean, as, as you know, I mean, we're, you know, capital is key, obviously for all of us, but reality is, we always talk, as far as, you know, with aditXt, it really isn't about capital. I mean, we all figure out how to make sure we try to get the fuel, and, and our team knows it's, it's a challenge. And I'm sure your team knows it is a challenge, but ultimately the key to building a business is having these synergies, like the one you just talked about with, with Pearsanta. And [00:11:00] it goes both ways for Pearsanta. You're a, you, you know, Evofem is a, is a great partner, great channel, you understand women's health, you have the existing relationships, you have the foundation, you have the platform. So with that said, look, our, you know, a majority of our work right now in the next probably 90 to 120 days, is to figure out how we can get this transaction to a close.

Amro Albanna (11:24):

And, you know, we have, you know, certain conditions that we all have to meet and people can [00:11:30] go online and look at the agreements, but we gotta make sure we take care of the senior creditor. That is a major condition that we are working to figure out how we can get that done for, you know, for all involved, including for the senior creditor. We have to make sure we also work on the shareholder vote on your side. So those are the things that we, we must work on. But let's talk about post September, assuming we close, and that's what you and I are committed to getting done. But post September. So right now, [00:12:00] you know, Evofem at that time is a company with existing revenues, with existing with existing platform to, to truly expand on women's health. And I would say not just in the US globally, right?

Amro Albanna (12:14):

Women are everywhere. How do you see the expansion as far as products, as far as geographical locations? And that obviously means, you know, means brings something important [00:12:30] for aditXt as a model, because Evofem becomes a, an established company with existing revenues, existing sales, existing products. That Pearsanta would be near revenue in Q4 with, with validation. And that's, that's our plan as you know, again capital dependent and Adimune as a, as an autoimmune platform looking to file for regulatory approval. So from September, Saundra, what, you know, just maybe shed some light on growth. How do you see growth [00:13:00] in 2026, 27, 28, when it comes to products and services?

Saundra Pelletier (13:05):

Yeah, so a couple of important things. So we just inked our first ex-US deal in the Middle East for both Phexxi and Solosec with Pharma 1, they will be, we Evofem will receive revenue this July, starting this July with them buying product. So finally, we are manifesting our ex-US. Your point is [00:13:30] right, women everywhere have unmet needs and they have unmet needs for the exact products that we have. So, so Pharma One has both Phexxi and Solosec in the Middle East. One of the things that we know when we recognize is that we want this footprint to be global, but we're also smart enough to recognize what our skillset and capacity is. So we want to license with partners that already have an infrastructure, that they have a sales team, that they have the marketing machine, and that they understand women's health. Obviously [00:14:00] we're not gonna grow our own business outside of it, but we will be able to get non-dilutive capital, upfront payments, royalties, and milestones.

Saundra Pelletier (14:07):

And I will say this Amro, that there was a period of time when we were struggling, we were struggling, and people thought, are they gonna make it? Are they even going to be here? And our persistence and resilience as partners to recognize that we do have to do a couple of tough things. Really truthfully, [00:14:30] our alliance will be solidified once we do. One of the biggest tough things is deal with our senior creditor, but the global footprint, it's only starting. So we will be able to then continue to launch outside of the US and not just Phexxi and Solosec endometriosis forthcoming eventually ovarian cancer, because we're building these partnerships with people who wanna build their own portfolios and they see that working with a company like ours, we can continue to feed their [00:15:00] entire lifecycle management. So that's exciting. The other thing I will tell you is that the one thing that I think matters, and what I think you recognized about our company is that we have built an organization where no matter what we've been through, and we have been through hell, that we have had no attrition.

Saundra Pelletier (15:20):

Literally, I have the same team of people that were here when we launched Phexxi in 2020. And I promise you, these people could get a job tonight somewhere else with [00:15:30] a lot more cushy life. But they don't leave and they don't leave because they know that we all believe in innovation. We believe in doing the hard things. And in July, we are actually getting ready to do a really provocative launch to be able to say to women, say, yes, we want you to use our products, but we also care about you and your body and how your body works. And there's so many myths, misconceptions, and taboos about our bodies. We [00:16:00] can't even say female body parts on social media without getting shadow banned. Honest to goodness, Amro, I hope you don't get mad that I say this, but you can say penis all day long, but when you say a female body part, oh my god, that's pornographic.

Saundra Pelletier (16:14):

Okay, that's wrong. It's crazy. It's just anatomically correct. So July is gonna be an exciting month for Evofem, and we are going to launch a campaign about education and information to empower women so that they know, yes, we are a company with amazing products, but [00:16:30] we're also a company that has the mission of knowing that knowledge and education changes the way women make their choices. So I'm excited about that. And just for the listeners, the one thing I will tell you is I do talk to Amro several times a day, but what I actually love is when I tell him some of my craziest, provocative ideas, instead of putting his head down and like covering his eyes, like, oh my goodness, he says, I love it. I love it. I think it's so great because [00:17:00] we need to do things differently. We don't wanna operate from fear like big pharma. We don't wanna be so clinical. We wanna do things that resonate with physicians and women and that will give results to investors. So that's the cool thing too, because, you know, I'm an acquired taste, and the good thing is that Amro seems to have said, you know what? Go crazy. It's good <laugh>. So thank you for that.

Amro Albanna (17:24):

Love the energy, Saundra, always, I mean, look, this is, this is really what this is all about. I mean, we can put press releases [00:17:30] out, we can put 8Ks out, we can file this and file that, but ultimately our stakeholders need to hear directly from us. They need to see it. And this has always been a window. And the goal for this weekly session is to have a window to the company frankly, challenges and opportunities. And look, the challenges are everywhere, Saundra. I mean, our team knows, you know, the challenges are no different, maybe a little bit different flavor, but look, capital is a challenge making payroll [00:18:00] making sure vendors are taken care of creditors payables. And, and look, it is not unique. It is not unique to you. And I it is, it is. Look, every company, of course, has its own unique set of challenges, but it's also a function of market conditions.

Amro Albanna (18:20):

That said, the reason we're doing this is the opportunity because we're not, we're not public companies for sake of public companies. Our mission in life is not to be public. Our mission in [00:18:30] life is not to you know, to, to deal with challenges for sake of challenges. The reason we we take on the challenge is because we see the opportunity of doing something in women's health. If doing something with autoimmunity in doing something with early diagnostics like cancer, that's, that's why we're here for, and it's so important for our stakeholders to hear it from us directly, what we see as an opportunity. And you certainly do it, you know, lots of justice [00:19:00] when it comes to women's health. I mean, congratulations on to you and your team. Thank you. We're getting there. You we're getting there. Yeah. So

Saundra Pelletier (19:06):

No, we're, we're, well there. There's a question, if it's okay, that I'll address if you want. It's about the tariffs. So the question was, with tariffs fluctuating every week, do you see any revised strategy on production and distribution of products? So just so, so one, look, besides being excited about women's health and really caring about this category, the one thing [00:19:30] that we also take very seriously is the investment opportunity that exists in women's health. So not to be a buzzkill, but only 1% of research dollars are spent on women's specific issues. 1%. Women are half the population. So one of the things we wanna do is to make sure we survive and thrive when it looks to all of our products. So we have different ingredients from different suppliers all over the world. So we've taken that very seriously. So point 1 is we, when we [00:20:00] recognized the tariffs were gonna start impacting us, we actually bulked up.

Saundra Pelletier (20:03):

We have a four-year shelf life on Phexxi. We have a four-year shelf life on Solosec. So we got extra product so that we could make sure that we weren't in a situation where the prices went up or fluctuated in a way that we couldn't deliver. Number one. The biggest thing though is that we have identified a new manufacturer, Lee Pharma, and they have committed to lowering our cost of goods by more than 50%, which is number [00:20:30] one, it's gonna matter in some of the places where we want to commercialize our products, particularly Europe. Europe contraception is over the counter. So the price point needs to be much different. So we have identified manufacturing partners that will significantly lower the cost of goods, which will then mitigate what we see and what we know to be true, the fluctuation of tariffs. It's just the reality. So I just wanted to make sure you knew that yes, we are being proactive about it and we're trying to, you know, stave off any kind of unexpected [00:21:00] price hikes.

Amro Albanna (21:01):

Great. Thanks for answering my question, Saundra. Beautiful. Again, I will just really encourage, you know, our team members, our audience, just please do ask questions. We, you know, I know that Saundra and I truly enjoyed getting these questions and answering these questions. So anything else you want to bring up, Saundra, to discuss?

Saundra Pelletier (21:26):

Yeah, and I don't know if this would be valuable or not, but one of the things, well, well, [00:21:30] a few things. So last year we generated $19.5 million of net revenue. We have had very, very, very limited growth capital. There have been opportunities that we have identified that we can capitalize on. When you said post September, one of the things that is really gonna matter with our alliance with aditXt is we are going to be able to consolidate redundancies and create efficiencies in departments that we don't have. Now, right now, because [00:22:00] we're operating as separate entities, we have all of these separate departments. So we're gonna be able to consolidate that, which will create a cost savings for both organizations. But what we, we intend to do with our cost savings is to invest a little bit in growth capital. And one of the things that I wanna say, what's very important, so Phexxi, how it works is every woman, and maybe there's a lot of men on the call, you'll like this information if you don't know it, but every woman, you know, her vaginal pH [00:22:30] is 3.5 to 4.5.

Saundra Pelletier (22:32):

That's it. When sperm enters, your pH goes up to seven or eight, and that's how you get pregnant. It's the same thing that happens when pathogens like chlamydia and gonorrhea enter. When you look at women's healthcare, pH is everywhere. Everybody's talking about pH, everybody's talking about anti hormones, no hormones in your milk, no hormones in your meat. But what Phexxi does is it does not change a woman's pH. It helps her body maintain her natural pH, which is pretty extraordinary. [00:23:00] The other point I just wanna say is that why Phexxi is so unique and different is that it doesn't matter what a woman's weight is. It doesn't matter what other medication she's on. It doesn't matter if she's on antidepressants. It doesn't matter if she's had cancer. And it doesn't matter if she's on a GLP-1, ozempic, manjaro, all of GLP-1s are the fastest growing category.

Saundra Pelletier (23:20):

And in the label it says that because of the mechanism of action, the gastric stomach emptying, if a woman's on oral birth control, it makes it [00:23:30] ineffective. So she has to be on another method for the first four weeks and every time her dose is titrated up. So we intend to capitalize on that because Phexxi is the product these women should be using, period, if they wanna prevent pregnancy. So post September, when we have access to a little more capital, naturally without even having to get it, you know, because we have cost savings, we know exactly where we would direct our funds, and we know for a fact that those funds will increase prescriptions because we've had a lot of telemedicine [00:24:00] platforms call us and say, we wanna send out messages that women who are on oral birth control and on a GLP-1 should be on Phexxi.

Amro Albanna (24:09):

No, absolutely. And, and an excellent point, which we'll talk about some more next week as far as growth, it is important for a company, and I'm talking collectively to, to really position ourselves for that growth stage. We have some work to do cost, you know cost savings. I mean, look, we have, we certainly have taken certain measures like with [00:24:30] the Appili transaction, the Appili transaction. And Appili as a company is a great company with great people, but it's a function of reality. We needed to make sure for, frankly, for both of our benefits, we, you know, we needed to make sure that we focused our resources. And and that's just one thing, one of the things that we had to do and we have to make that difficult decision. Pearsanta will talk again a bit more next week as far as Pearsanta.

Amro Albanna (24:56):

Chris and I talked as far as strategy. How do we, [00:25:00] how do we put Pearsanta on a path of growth and, you know, what capital strategy we need to deploy to make sure that happens. And Adimune has been extremely resourceful, especially at the therapeutic platform with some of the partnerships that they have to make sure that we get ultimately to to, to human trials at least initially to human trials and beyond. So with that said, again, I'm, I'm looking at the Q and A. I think we only have that one question as far as the tariffs. If any other questions, please [00:25:30] go ahead and, and, and, and submit it. Otherwise, here's what we're gonna do next next aditXt weekly update. I invited Saundra to come in again to talk about and to represent Evofem and Women's health.

Amro Albanna (25:44):

I'm gonna ask Chris to join us to talk about Pearsanta and early diagnostics. And I'm gonna ask Friedrich to come and join us to talk about autoimmunity. And I think it would be a great opportunity for our stakeholders to see all three you know, to, to, to, to really hear [00:26:00] directly from all three companies, all three verticals, and to have similar conversation. 'cause It is important for our stakeholders to understand what aditXt is and the opportunities we currently have represented by each of the companies. So with that said, anything else, Saundra, until we speak, I'm sure later this afternoon.

Saundra Pelletier (26:20):

No, no, I'm looking forward to next Friday. I told Amro it's gonna be the trifecta triple threat, me, Chris, and Friedrich. And no, I'm excited for the three of us to be [00:26:30] together on this platform next week. So thank you, by the way, for giving me the opportunity to talk about women's health. I, I appreciate it.

Amro Albanna (26:37):

Thank you, Saundra. Thank you again. And thank you everybody for joining. Look forward to seeing you next week.

Page 7 of 7